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                                                                    Exhibit 99.1

For more information:
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Investor Relations                                 Media Relations
Jim DeNike                                         Wendy Carhart
Corixa Corporation                                 Waggener Edstrom Bioscience
206.754.5716                                       503.443.7000
denike@corixa.com                                  wendyc@wagged.com

FOR IMMEDIATE RELEASE

                   CORIXA AND MDS NORDION SIGN NEW SEVEN YEAR

                         BEXXAR MANUFACTURING AGREEMENT

        New Agreement Extends Existing BEXXAR Manufacturing Relationship

SEATTLE AND OTTAWA, ONTARIO, JUNE 23, 2003 -- Corixa Corporation (NASDAQ: CRXA), a developer of immunotherapeutics, and MDS Nordion today announced that the companies have signed a new seven year manufacturing agreement in which MDS Nordion will continue to radiolabel the antibody in BEXXAR(R) (tositumomab and iodine I-131 tositumomab) therapy. BEXXAR therapy is an investigational radioimmunotherapy being co-developed by Corixa and GlaxoSmithKline and is in the final stages of regulatory review by the U.S. Food and Drug Administration
(FDA).

The new supply agreement replaces the existing development, supply and facilities agreements entered into in 1995 and 1998, respectively.

"Our new agreement with MDS Nordion marks an important extension of our ongoing manufacturing relationship," said Steven Gillis, Ph.D., chairman and chief executive officer of Corixa. "Through our continued collaboration, we expect to be able to provide a timely supply of BEXXAR therapy to patients in need for many years to come."

"MDS Nordion is pleased to have concluded this new agreement with Corixa," said Iain Trevena, senior vice-president, nuclear medicine, MDS Nordion. "We believe radioimmunotherapeutic products have the potential to significantly improve the well being of patients with cancer."

BEXXAR therapy contains a radiolabeled antibody (tositumomab) which is linked to an isotope (I-131). Under a separate agreement, Boehringer Ingelheim Pharma KG produces bulk tositumomab, which is sent to MDS Nordion for radiolabeling.

ABOUT MDS NORDION

MDS Nordion is a leading developer and supplier of medical isotopes used to diagnose, prevent and treat diseases such as cancer and heart disease. MDS Nordion is headquartered in Ottawa, Canada, with production facilities in Vancouver, Canada, and Fleurus, Belgium. MDS Nordion produces a wide variety of diagnostic and therapeutic radioisotopes and distributes them to radiopharmaceutical producers and researchers in over 80 countries around the world, usually in less than 24 hours.


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MDS Nordion is also a world leader in sterilization technology for medical and consumer products as well as therapy systems for cancer. For further information, please visit www.mds.nordion.com. MDS Nordion is part of MDS Inc. (NYSE: MDZ; TSX: MDS), an international health and life sciences company.

ABOUT CORIXA

Corixa is a developer of immunotherapeutics with a commitment to treating and preventing autoimmune diseases, cancer and infectious diseases by understanding and directing the immune system. Corixa is focused on immunotherapeutic products and has a broad technology platform enabling both fully integrated vaccine design and the use of its separate, proprietary product components on a standalone basis. Corixa currently has multiple programs in clinical development, including several product candidates that have advanced to and through late stage clinical trials.

The company partners with numerous developers and marketers of pharmaceuticals, targeting products that are Powered by Corixa(TM) technology with the goal of making its potential products available to patients around the world. Corixa was founded in 1994 and is headquartered in Seattle, with additional operations in Hamilton, Mont., and South San Francisco. For more information, please visit Corixa's Web site at www.corixa.com.

CORIXA FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements about commercialization of BEXXAR therapy and our ability to provide a timely supply of BEXXAR therapy and other statements about our plans, objectives, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. They are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Factors that could affect Corixa's actual results include, but are not limited to, the risk that we are unable to execute our commercialization strategy, the risk that we are unable to produce a timely supply of BEXXAR therapy and the "Factors Affecting Our Operating Results, Our Business and Our Stock Price," described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, copies of which are available from our investor relations department. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

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